Exhibit (q)

POWER OF ATTORNEY

We, the undersigned Trustees of Transamerica Asset Allocation Variable Funds, Transamerica Funds, Transamerica Partners Funds Group, Transamerica Partners Funds Group II, Transamerica Partners Portfolios, and Transamerica Series Trust (collectively, the “Funds”) hereby revoke all previous powers of attorney we have given to sign and otherwise act in our names and behalf in matters involving the Funds and hereby constitute and appoint JOHN K. CARTER and DENNIS P. GALLAGHER, each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, all Registration Statements of the Funds on Form N–1A, or any successors thereto, any and all subsequent Amendments, Pre–Effective Amendments, or Post–Effective Amendments to said Registration Statements or any successors thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys–in–fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. We hereby ratify and confirm all that said attorneys–in–fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after January 31, 2012.

This Power of Attorney may be executed in multiple counterparts that together constitute a single document.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicated.

/s/ John K. Carter John K. Carter	Trustee and Chairperson	January 26, 2012

/s/ Sandra N. Bane Sandra N. Bane	Trustee	January 27, 2012

/s/ Leo J. Hill Leo J. Hill	Trustee	January 26, 2012

/s/ David W. Jennings David W. Jennings	Trustee	January 26, 2012

/s/ Russell A. Kimball, Jr. Russell A. Kimball, Jr.	Trustee	January 26, 2012

/s/ Eugene M. Mannella Eugene M. Mannella	Trustee	January 27, 2012

/s/ Norman R. Nielsen Norman R. Nielsen	Trustee	January 26, 2012

/s/ Joyce G. Norden Joyce G. Norden	Trustee	January 26, 2012

/s/ Patricia L. Sawyer Patricia L. Sawyer	Trustee	January 26, 2012

/s/ John W. Waechter John W. Waechter	Trustee	January 26, 2012

/s/ Alan F. Warrick Alan F. Warrick	Trustee	January 26, 2012